UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2010
DUKE ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32853 (Commission File Number)	20-2777218 (IRS Employer Identification No.)
526 South Church Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices, including Zip code)
(704) 594-6200
(Registrant’s telephone number, including area code)
DUKE ENERGY CAROLINAS, LLC
(Exact Name of Registrant as Specified in its Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	001-04928 (Commission File Number)	56-0205520 (IRS Employer Identification No.)
526 South Church Street, Charlotte, North Carolina 28202-1904
(Address of Principal Executive Offices, including Zip code)
(704) 594-6200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 7, 2010, Duke Energy Corporation and its wholly-owned subsidiary, Duke Energy Carolinas, LLC, entered into a four-year, $200,000,000 Credit Agreement among the registrant and such subsidiary, as Borrowers, the banks listed therein, Branch Banking and Trust Company, as Administrative Agent, Regions Bank, as Syndication Agent and First Tennessee Bank N.A. and RBC Bank (USA), as Co-Documentation Agents, pursuant to which the initial borrowing sublimits for Duke Energy Corporation and Duke Energy Carolinas, LLC, are $100,000,000 and $200,000,000, respectively. Borrowings under the credit facility will be used for general corporate purposes, including capital expenditures. The disclosure in this Item 1.01 is qualified in its entirety by the provisions of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     (d)     Exhibits.

10.1
$200,000,000 Credit Agreement, dated as of April 7, 2010, among Duke Energy Corporation and Duke Energy Carolinas, LLC, as Borrowers, the banks listed therein, Branch Banking and Trust Company, as Administrative Agent, Regions Bank, as Syndication Agent and First Tennessee Bank N.A. and RBC Bank (USA), as Co-Documentation Agents.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: April 12, 2010	By:	/s/Robert T. Lucas III
		Name:	Robert T. Lucas III
		Title:	Assistant Secretary

DUKE ENERGY CAROLINAS, LLC
Date: April 12, 2010	By:	/s/ Robert T. Lucas III
		Name:	Robert T. Lucas III
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
10.1
$200,000,000 Credit Agreement, dated as of April 7, 2010, among Duke Energy Corporation and Duke Energy Carolinas, LLC, as Borrowers, the banks listed therein, Branch Banking and Trust Company, as Administrative Agent, Regions Bank, as Syndication Agent and First Tennessee Bank N.A. and RBC Bank (USA), as Co-Documentation Agents.